SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

NUMEREX CORP.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3330 Cumberland Boulevard

Suite 700

Atlanta, Georgia

(Address of principal executive offices)

30339

(Zip code)

(770) 693-5950

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2013, Numerex Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Needham & Company, LLC, acting as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to offer and sell 2,315,000 shares of its common stock in an underwritten public offering at a public offering price of $11.25 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 347,250 shares.  The Company expects to receive approximately $24.2 million in net proceeds from the Offering, after underwriting fees and discounts and other offering expenses, or approximately $27.9 million if the Underwriters exercise their option to purchase additional shares in full.  The shares are expected to be delivered to the Underwriters on or about January 28, 2013, subject to the satisfaction of customary closing conditions. Craig-Hallum Capital Group LLC is acting as co-manager.

The offering was made pursuant to our effective Registration Statement on Form S-3 (No. 333-173710), which was previously filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2011 and a prospectus supplement filed with the SEC (the “Registration Statement”).

We have made certain customary representations, warranties and covenants in the Underwriting Agreement concerning us and the Registration Statement related to the offering of the shares.  We also have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, certain of our directors and executive officers entered into agreements in substantially the form agreed to by the Underwriters providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

We issued a press release on January 23, 2013 announcing the pricing of the offering, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated January 23, 2013
5.1	Opinion of Arnold & Porter LLP
5.2	Opinion of Catania & Parker, LLP
23.1	Consent of Arnold & Porter LLP (filed with Exhibit 5.1)
23.2	Consent of Catania & Parker, LLP (filed with Exhibit 5.2)
99.1	Press Release, dated January 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: January 28, 2013	/s/ Alan B. Catherall
Alan B. Catherall
Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated January 23, 2013
5.1	Opinion of Arnold & Porter LLP
5.2	Opinion of Catania & Parker, LLP
23.1	Consent of Arnold & Porter LLP (filed with Exhibit 5.1)
23.2	Consent of Catania & Parker, LLP (filed with Exhibit 5.2)
99.1	Press Release, dated January 23, 2013